As filed with the Securities and Exchange Commission on May 20, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WASTE MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	73-1309529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1001 Fannin Street

Suite 4000

Houston, Texas 77002

(713) 512-6200

(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)

WASTE MANAGEMENT, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the Plans)

Barry H. Caldwell

Waste Management, Inc.

1001 Fannin Street

Suite 4000

Houston, Texas 77002

(713) 512-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share, reserved for issuance under the Waste Management, Inc. Employee Stock Purchase Plan	3,000,000	$49.82	$149,460,000	$17,367.25

(1)	Relates to Common Stock to be issued pursuant to the Waste Management, Inc. Employee Stock Purchase Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement on Form S-8 also shall cover rights to acquire Common Stock and any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock split, stock dividend or anti-dilution provisions of the Plan.

(2)	The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 18, 2015.

EXPLANATORY STATEMENT

In accordance with General Instruction E of Form S-8 under the Securities Act of 1933, as amended, the Registrant has filed this registration statement on Form S-8 to register the issuance of an additional 3,000,000 shares of Common Stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan (the “Plan”). The contents of the Registration Statement on Form S-8 (Registration No. 333-135379) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 27, 2006, the Registration Statement on Form S-8 (Registration No. 333-159475) filed by the Registrant with the Commission on May 26, 2009 and the Registration Statement on Form S-8 (Registration No. 333-181335) filed by the Registrant with the Commission on May 11, 2012 are incorporated herein by reference except to the extent otherwise updated or modified by this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

(c)	The description of the Registrant’s Common Stock on Form 8-B filed with the Commission on July 13, 1995.

(d)	Current Reports on Form 8-K filed with the Commission on January 2, 2015, February 24, 2015, March 3, 2015 and May 15, 2015.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Item 5. Interests of Named Experts and Counsel.

Courtney Tippy will issue an opinion regarding the validity of the Registrant’s Common Stock offered hereby. Ms. Tippy is the Registrant’s Assistant General Counsel – Securities & Governance, Corporate Secretary. Ms. Tippy currently owns and has rights to receive less than 0.1% of the Registrant’s outstanding Common Stock and is eligible to participate in the Plan.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	—	Third Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.2	—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2012).

5.1	—	Opinion of Courtney Tippy.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Courtney Tippy (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	—	Waste Management, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 20th day of May, 2015.

WASTE MANAGEMENT, INC.

By:	/s/ David P. Steiner
David P. Steiner President, Chief Executive Officer and Director

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints David P. Steiner, James C. Fish Jr. and Barry Caldwell, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- or post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Steiner David P. Steiner	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2015

/s/ James C. Fish, Jr. James C. Fish, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2015

/s/ Don P. Carpenter Don P. Carpenter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 20, 2015

/s/ Bradbury H. Anderson Bradbury H. Anderson	Director	May 20, 2015

/s/ Frank M. Clark, Jr. Frank M. Clark, Jr.	Director	May 20, 2015

/s/ Andrés R. Gluski Andrés R. Gluski	Director	May 20, 2015

/s/ Patrick W. Gross Patrick W. Gross	Director	May 20, 2015

/s/ Victoria M. Holt Victoria M. Holt	Director	May 20, 2015

/s/ John C. Pope John C. Pope	Director	May 20, 2015

/s/ W. Robert Reum W. Robert Reum	Chairman of the Board and Director	May 20, 2015

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director	May 20, 2015

INDEX TO EXHIBITS

4.1	—	Third Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

4.2	—	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 12, 2012).

5.1	—	Opinion of Courtney Tippy.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Courtney Tippy (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	—	Waste Management, Inc. Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2015).